UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2010
SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678

(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue Stuart, Florida	34994

((Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (772) 287-4000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 9, 2010, Seacoast Banking Corporation of Florida (the “Company”) entered into an Investment Agreement, dated as of April 8, 2010 (the “Investment Agreement”), with the investors named on the signature pages thereto (the “Investors”).
     The Investment Agreement provides for, subject to the terms and conditions set forth therein, including, if applicable, approval of the applicable regulatory authorities, the purchase from the Company of $50 million of Series B Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series B Preferred Stock”) that will be permanent capital. The Investment Agreement is also a binding agreement to sell $200 million of Series C Mandatorily Convertible Noncumulative Nonvoting Preferred Stock (the “Series C Preferred Stock”), with the Investors’ subscription funds held in escrow. The Series B Preferred Stock and the Series C Preferred Stock (collectively, the “Preferred Stock”) are identical except for their conversion prices of $1.45 and $1.55, respectively.
     The Preferred Stock is mandatorily convertible into shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), immediately following receipt of the shareholder approvals. In connection with the Placement, the Company intends to seek shareholder approval, at its annual shareholders’ meeting or at a special shareholders’ meeting held as soon as possible and by not later than 75 days following the closing of the private placement (the “Private Placement”), to:
•	amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the conversion in full of the Preferred Stock and provide available authorized but unissued shares for general corporate purposes; and

•	approve the issuance of the Company’s Common Stock upon conversion of the Preferred Stock for purposes of Rule 5635 of the Nasdaq Listing Rules.
     The Series B Preferred Stock is permanent capital to support the Company’s and Seacoast National Bank’s (the “Bank’s”) capital adequacy and growth, of which approximately $35 million has been received or will be received on April 10, 2010. Approximately $14 million of additional Series B Preferred Stock will be issued to our largest shareholder, CapGen Capital Group III LP (“CapGen”), pursuant to the Investment Agreement, upon Federal Reserve approval of CapGen’s additional investment in the Company. The Series B Preferred Stock issued to CapGen satisfied CapGen’s existing preemptive rights. The proceeds from the Series B Preferred Stock are also intended to be used in connection with the Acquisition described below.
     All proceeds of the Series C Preferred Stock are being held in escrow to support the Bank’s efforts related to a possible assisted acquisition (the “Acquisition”), and will be returned to Investors if the Acquisition is not completed.
     In addition, on April 9, 2010, the Company and each of the Investors executed a Registration Rights Agreement, dated as of April 8, 2010 (the “Registration Rights Agreement”),

regarding the resale from time to time, whether underwritten or otherwise, of the shares of Common Stock issuable upon conversion of the Preferred Stock. Pursuant to the Registration Rights Agreement, subject to certain limitations, the Company agreed to use its reasonable best efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) upon the earlier of (i) the 90th calendar day following the closing of the Acquisition and (ii) 15 calendar days after the Company files the Current Report on Form 8-K containing the audited and pro forma financial statements required to be filed in connection with the Acquisition. Notwithstanding the preceding sentence, if only Series B Preferred Stock is sold pursuant to the Investment Agreement, then the Company is required to use its reasonable best efforts to prepare and file a registration statement with the SEC on the 45th calendar day after April 9, 2010. The Registration Rights Agreement also provides the Investors with piggyback registration rights under certain circumstances described in Section the Registration Rights Agreement.
     Sandler O’Neill & Partners, L.P. (the “Placement Agent”) acted as sole placement agent for the Private Placement.
     In connection with the Private Placement, the Company agreed to indemnify the Placement Agent and the Investors against certain liabilities.
     The Private Placement was made pursuant to exemptions from registration under the Securities Act of 1933, as amended, and Regulation D thereunder.
     The foregoing descriptions of the transaction and the terms of the Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
     Pursuant to the Articles of Amendment to the Amended and Restated Articles of Incorporation (described under Item 5.03 below), the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series B Preferred Stock These restrictions are set forth in the Articles of Amendment described in Item 5.03 and incorporated herein from Exhibit 3.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 9, 2010, the Company filed with the Florida Secretary of State Articles of Amendment amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference of $1,000 per share. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated by reference herein.
     The foregoing description of the Articles of Amendment to the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the full text of the Articles of Amendment to the Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.
Item 8.01 Other Events.
     On April 9, 2010, the Company issued a press release announcing that it had completed the Private Placement. A copy of the press release is included as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation, dated April 9, 2010.

10.1	Investment Agreement, dated as of April 8, 2010, among Seacoast Banking Corporation of Florida and the investors named on the signature pages thereto.

10.2	Registration Rights Agreement, dated as of April 8, 2010, among Seacoast Banking Corporation of Florida and the investors named on the signature pages thereto.

99.1	Press Release of Seacoast Banking Corporation of Florida issued April 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA (Registrant)
Dated: April 13, 2010	By:	/S/ Dennis S. Hudson, III
		Name:	Dennis S. Hudson, III
		Title:	Chairman and Chief Executive Officer